Exhibit 10.2

AMENDMENT NO. 1

TO

INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 1, dated as of April 3, 2018 (this “Amendment”), to that certain Investor Rights Agreement, dated as of March 6, 2015 (the “Agreement”), by and between FlexShopper, Inc., a Delaware corporation (the “Company”), the Management Stockholders and the investors listed on the signature pages thereto (the “Investors”) for which Waterfall Asset Management, LLC, a Delaware limited liability company (“Waterfall”) serves as the investment advisor. Defined terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to that certain Amendment No. 6 to Credit Agreement, dated as of the date hereof, between FlexShopper 2, LLC and WE 2014-1, LLC (the “Lender”), the Lender has been granted warrants (the “Warrants”) to purchase up to 175,000 shares of Common Stock;

WHEREAS, effective as of the date hereof, the Lender has transferred the Warrants to the Investors; and

WHEREAS, the Parties wish to amend the Agreement to include the shares of Common Stock issuable upon exercise of the Warrants as Registrable Securities for purposes of the Agreement and make certain additional amendments to the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION 1. Amendments to the Agreement. Pursuant to Section 4.1 of the Agreement, the Parties hereby amend the Agreement as follows:

(a)   Section 1.1 of the Agreement is hereby amended to include the following defined terms in the appropriate alphabetical position:

“Warrants” means the warrants to purchase Common Stock, dated as of April 3, 2018, issued by the Company to the Investors.

(b)   The first sentence of the definition of “Registrable Securities” in the Agreement is hereby amended and restated to read in its entirety as follows:

“Registrable Securities” means shares of Common Stock issued by the Company at the Closing and shares of Common Stock issuable upon exercise of a Warrant, as well as any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange generally for, or in replacement generally of, such Common Stock or other Registrable Securities and any securities issued in exchange for such Common Stock or other Registrable Securities in any merger, reorganization, consolidation, share exchange, recapitalization, restructuring or other comparable transaction of the Company.

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(c)   Clause number 7 of the definition of “Permitted Issuance” in the Agreement is hereby amended and restated to read in its entirety as follows:

(7) in connection with any private placement of warrants to purchase Capital Stock to lenders or other institutional investors (excluding the Company’s stockholders) in any arm’s length transaction approved by the Board in which such lenders or investors provide debt financing to the Company or any Company Subsidiary, including without limitation, the warrants issued to the lenders pursuant to Amendment No. 6 to Credit Agreement between FlexShopper 2, LLC and WE 2014-1, LLC;

(d)   Section 3.1(a) of the Agreement shall be amended and restated to read in its entirety as follows:

Waterfall shall be entitled to designate two (2) representatives (or, if Waterfall has a nominee serving on the Company’s Board of Directors, one (1) representative) who the Company shall permit to attend all meetings of its Board of Directors and its committees and those of its Subsidiaries as well as the Credit Committee, if there is one (subject to the same limitations and considerations set forth in Section 3.4(b)) in a nonvoting observer capacity and, in this respect, shall give such representatives copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representatives shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest; and

(e)   The last sentence of Section 3.2(a) shall be amended and restated to read in its entirety as follows:

The provisions of this Section 3.2 shall terminate upon the Investor Parties ceasing to Beneficially Own in the aggregate, a number of shares of Common Stock which together represent at least five percent (5%) of the total number of shares of Common Stock issued and outstanding.

SECTION 2. Amendment and Modification. No term of this Amendment may be amended or modified without the prior written consent of the Company and Investor Parties holding a majority of the Registrable Securities held by all Investor Parties. No provision of this Amendment may be waived except in a writing executed and delivered by the Party against whom such waiver is sought to be enforced. Any amendment or waiver effected in accordance with this Section 2 shall be binding upon the Investor Parties and the Company.

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SECTION 3. Severability. If any provision of this Amendment or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Amendment, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Law in an acceptable manner.

SECTION 5. Governing Law; CONSENT TO JURISDICTION. This Amendment and any Action or dispute arising under or related in any way to this Amendment, the relationship of the Parties, the transactions leading to this Amendment or contemplated hereby and/or the interpretation and enforcement of the rights and duties of the Parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive Laws of the State of New York applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of Laws thereof. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURTS OF THE STATE OF NEW YORK OR, TO THE EXTENT THE COURTS OF NEW YORK DO NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT LOCATED IN NEW YORK CITY. EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS IDENTIFIED IN THE FOREGOING SENTENCE. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS IN NEW YORK CITY FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE FOREGOING COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.

SECTION 6. Headings. The headings in this Amendment are for convenience of reference only and shall not constitute a part of this Amendment, nor shall they affect its meaning, construction or effect.

SECTION 7. Counterparts; Electronic Delivery. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, to the extent delivered by means of a telecopy machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

FLEXSHOPPER, INC.

By:	/s/ Brad Bernstein
Name:	Brad Bernstein
Title:	Chief Executive Officer

Waterfall Eden Master Fund, Ltd.

By:	/s/ Thomas Capasse
Name:	Thomas Capasse
Title:	Principal

Waterfall Delta Offshore Master Fund, LP
By: Waterfall Delta GP, LLC, its general partner

By:	/s/ Thomas Capasse
Name:	Thomas Capasse
Title:	Principal

Waterfall Sandstone Fund, LP
By: Waterfall Sandstone GP, LLC, its general partner

By:	/s/ Thomas Capasse
Name:	Thomas Capasse
Title:	Authorized Signatory

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